As filed with the Securities and Exchange Commission on June 30, 2016
Registration Number 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	84-0997049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9965 Federal Drive Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

THE SPECTRANETICS CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Stacy P. McMahan
Chief Financial Officer
9965 Federal Drive
Colorado Springs, CO  80921
(Name and address of agent for service)

(719) 633-8333
(Telephone number, including area code, of agent for service)

Copy to:
Douglas R. Wright
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000 shares	$17.34	$17,340,000	$1,746.14

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock of The Spectranetics Corporation that become issuable under The Spectranetics Corporation 2010 Employee Stock Purchase Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the NASDAQ Global Select Market on June 27, 2016, pursuant to Rule 457(c) and (h).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 1,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of The Spectranetics Corporation (the “Company”) available for issuance under The Spectranetics Corporation 2010 Employee Stock Purchase Plan, as amended (the “Plan”). The Company registered (i) 300,000 shares of Common Stock for issuance under the Plan on a Registration Statement on Form S-8 (File No. 333-169456) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2010, and (ii) 400,000 shares of Common Stock for issuance under the Plan on a Registration Statement on Form S-8 (File No. 333-184112) (the “Second Registration Statement”), filed with the SEC on September 26, 2012. Pursuant to General Instruction E of Form S-8, the Initial Registration Statement and the Second Registration Statement are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 29, 2016;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on February 8, 2016, February 25, 2016, June 7, 2016, June 13, 2016, June 15, 2016 and June 23, 2016; and

(d)
The description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A (SEC File No. 000-19711), which was declared effective by the SEC on December 15, 1991, including any amendments or reports filed for the purpose of updating such description; and

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 16, 2009)
4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 previously filed by the Company with its Current Report on Form 8-K filed on June 12, 2014)

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 previously filed by the Company with its Current Report on Form 8-K filed on April 4, 2011)
4.4
Form of Common Stock Certificate of the Company (incorporated by reference to exhibits previously filed by the Company with its Amendment No. 2 to the Registration Statement filed on January 24, 1992 (No. 33-44367))

5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of KPMG LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1
The Spectranetics Corporation 2010 Employee Stock Purchase Plan, as amended as of December 9, 2015 (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 15, 2016)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on June 30, 2016.

THE SPECTRANETICS CORPORATION

By:	/s/ Scott Drake
Scott Drake
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Gardon and Stacy McMahan, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT DRAKE	President, Chief Executive Officer and Director	June 30, 2016
Scott Drake

/s/ STACY P. MCMAHAN	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2016
Stacy P. McMahan

/s/ R. JOHN FLETCHER	Chairman	June 30, 2016
R. John Fletcher

/s/ WILLIAM C. JENNINGS	Director	June 30, 2016
William C. Jennings

/s/ B. KRISTINE JOHNSON	Director	June 30, 2016
B. Kristine Johnson

/s/ DANIEL A. PELAK	Director	June 30, 2016
Daniel A. Pelak

/s/ JOSEPH M. RUGGIO, M.D.	Director	June 30, 2016
Joseph M. Ruggio, M.D.

/s/ MARIA SAINZ	Director	June 30, 2016
Maria Sainz

/s/ TODD SCHERMERHORN	Director	June 30, 2016
Todd Schermerhorn

EXHIBIT INDEX
Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 16, 2009)
4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 previously filed by the Company with its Current Report on Form 8-K filed on June 12, 2014)

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 previously filed by the Company with its Current Report on Form 8-K filed on April 4, 2011)
4.4
Form of Common Stock Certificate of the Company (incorporated by reference to exhibits previously filed by the Company with its Amendment No. 2 to the Registration Statement filed on January 24, 1992 (No. 33-44367))

5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of KPMG LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1
The Spectranetics Corporation 2010 Employee Stock Purchase Plan, as amended as of December 9, 2015 (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 15, 2016)

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